Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 1, 2010 (except for Notes 6 and 15, as to which the date is November 5, 2010) with respect to the 2009 consolidated financial statements and schedules and our report dated March 1, 2010 with respect to internal control over financial reporting as of December 31, 2009, included in Item 5 in this quarterly report of RAIT Financial Trust and subsidiaries on Form 10-Q. We hereby consent to the incorporation by reference of said reports in the Registration Statements of RAIT Financial Trust on Form S-3 (File No. 333-166065 effective on May 7, 2010; File No. 333-152351, effective on August 6, 2008; File No. 333-149340, effective on March 13, 2008; File No. 333-144603, effective on July 16, 2007 and post effective amendment effective April 25, 2008) and Form S-8 (File No. 333-151627, effective June 13, 2008; File No. 333-125480, effective on June 3, 2005; File No. 333-100766, effective on October 25, 2002; and File No. 333-67452, effective on August 14, 2001).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

November 5, 2010